              Schedule 14A Information required in proxy statement.
                            Schedule 14A Information
                Proxy Statement Pursuant to Section 14(a) of the
            Securities and Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant                     [ X ]
Filed by a Party other than the Registrant  [   ]

Check the appropriate box:

[   ]    Preliminary Proxy Statement
[   ]    Preliminary Additional Materials
[   ]    Confidential, for Use of the Commission Only (as permitted by
         Rule 14a-6(e)(2))
[ X ]    Definitive Proxy Statement
[ X ]    Definitive Additional Materials
[   ]    Soliciting Material Pursuant to Section 240.149-11 ( c) or
         Section 240.14

         Morgan Stanley Dean Witter Municipal Income Trust III


         -----------------------------------------
         (Name of Registrant as Specified in its Charter)

     LouAnne McInnis
-------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement)

     Payment of Filing Fee (check the appropriate box):

[ X ]    No fee required.
[   ]    Fee computed on table below per Exchange Act Rules 14a-6(j)
         (4) and 0-11.

1)   Title of each class of securities to which transaction applies:

2)   Aggregate number of securities to which transaction applies:

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:


     Set forth the amount on which the filing fee is calculated and state how it was determined.

4)   Proposed maximum aggregate value of transaction:

5)   Fee previously paid:

[   ]    Check box if any part of the fee is offset as provided by Exchange
         Act Rule 0-11(a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)       Amount Previously paid:

2)       Form, Schedule or Registration Statement No.:

3)       Filing Party:

4)       Date Filed:

              MORGAN STANLEY DEAN WITTER MUNICIPAL INCOME TRUST III

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD JULY 26, 2000

     The Annual Meeting of Shareholders (the "Meeting") of MORGAN STANLEY DEAN WITTER MUNICIPAL INCOME TRUST III (the "Trust"), an unincorporated business trust organized under the laws of the Commonwealth of Massachusetts, will be held in Conference Room A, Forty-Fourth Floor, 2 World Trade Center, New York, New York 10048, on July 26, 2000, at 9:00 a.m., New York City time, for the following purposes:

      1. To elect three (3) Trustees to serve until the year 2003 Annual Meeting or until their successors shall have been elected and qualified;

      2. Shareholder proposal to amend the Trust's Declaration of Trust to require each Trustee, within thirty days of election, to become a Shareholder of the Trust (Note: The Trustees unanimously recommend a vote AGAINST this proposal); and

      3. To transact such other business as may properly come before the Meeting or any adjournment thereof.

     Shareholders of record as of the close of business on May 18, 2000 are entitled to notice of and to vote at the Meeting. If you cannot be present in person, your management would greatly appreciate your filling in, signing and returning the enclosed proxy promptly in the envelope provided for that purpose. Alternatively, if you are eligible to vote telephonically by touchtone telephone or electronically on the Internet (as discussed in the enclosed Proxy Statement) you may do so in lieu of attending the Meeting in person.

     In the event that the necessary quorum to transact business or the vote required to approve or reject any proposal is not obtained at the Meeting, the persons named as proxies may propose one or more adjournments of the Meeting to permit further solicitation of proxies. Any such adjournment will require the affirmative vote of the holders of a majority of the Trust's shares present in person or by proxy at the Meeting. The persons named as proxies will vote in favor of such adjournment those proxies which have been received by the date of the Meeting.


                                  BARRY FINK
                                   Secretary


May 24, 2000
New York, New York

                                    IMPORTANT

    YOU CAN HELP THE TRUST AVOID THE NECESSITY AND EXPENSE OF SENDING FOLLOW-UP LETTERS TO ENSURE A QUORUM BY PROMPTLY RETURNING THE ENCLOSED PROXY. IF YOU ARE UNABLE TO BE PRESENT IN PERSON, PLEASE FILL IN, SIGN AND RETURN THE ENCLOSED PROXY IN ORDER THAT THE NECESSARY QUORUM MAY BE REPRESENTED AT THE MEETING. THE ENCLOSED ENVELOPE REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. CERTAIN SHAREHOLDERS WILL BE ABLE TO VOTE TELEPHONICALLY BY TOUCHTONE TELEPHONE OR ELECTRONICALLY ON THE INTERNET BY FOLLOWING INSTRUCTIONS CONTAINED ON THEIR PROXY CARDS OR ON THE ENCLOSED VOTING INFORMATION CARD.

              MORGAN STANLEY DEAN WITTER MUNICIPAL INCOME TRUST III

                TWO WORLD TRADE CENTER, NEW YORK, NEW YORK 10048

                              --------------------
                                 PROXY STATEMENT
                              --------------------

                         ANNUAL MEETING OF SHAREHOLDERS
                                  JULY 26, 2000

     This statement is furnished in connection with the solicitation of proxies by the Board of Trustees (the "Board") of MORGAN STANLEY DEAN WITTER MUNICIPAL INCOME TRUST III (the "Trust"), for use at the Annual Meeting of Shareholders of the Trust to be held on July 26, 2000 (the "Meeting"), and at any adjournments thereof. The first mailing of this Proxy Statement is expected to be made on or about May 26, 2000.


     If the enclosed form of proxy is properly executed and returned in time to be voted at the Meeting, the proxies named therein will vote the shares represented by the proxy in accordance with the instructions marked thereon. Unmarked proxies will be voted for each of the nominees for election as Trustee and against Proposal 2 set forth in the attached Notice of Annual Meeting of Shareholders. A proxy may be revoked at any time prior to its exercise by any of the following: written notice of revocation to the Secretary of the Trust, execution and delivery of a later dated proxy to the Secretary of the Trust (whether by mail or, as discussed below, by touchtone telephone or the Internet) (if returned and received in time to be voted), or attendance and voting at the Meeting. Attendance at the Meeting will not in and of itself revoke a proxy.


     Shareholders of record ("Shareholders") of the Trust as of the close of business on May 18, 2000, the record date for the determination of Shareholders entitled to notice of and to vote at the Meeting (the "Record Date"), are entitled to one vote for each share held and a fractional vote for a fractional share. On the Record Date there were 5,902,386 shares of beneficial interest outstanding, all with $0.01 par value. No person was known to own as much as 5% of the outstanding shares of the Trust on that date. The percentage ownership of shares of the Trust changes from time to time depending on purchases and sales by Shareholders and the total number of shares outstanding.


     The cost of soliciting proxies for the Meeting, consisting principally of printing and mailing expenses, will be borne by the Trust. The solicitation of proxies will be by mail, which may be supplemented by solicitation by mail, telephone or otherwise through Trustees, officers of the Trust, or officers and regular employees of Morgan Stanley Dean Witter Advisors Inc. ("MSDW Advisors" or the "Investment Advisor"), Morgan Stanley Dean Witter Trust FSB ("MSDW Trust"), Morgan Stanley Dean Witter Services Company Inc. ("MSDW Services") and/or Dean Witter Reynolds Inc. ("DWR"), without special compensation therefor. The Trust has retained MacKenzie Partners, Inc. to assist in the solicitation of proxies for this year's Annual Meeting, at a cost to the Fund of approximately $15,000, plus reimbursement of reasonable expenses.

     Shareholders whose shares are registered with MSDW Trust will be able to vote their shares by touchtone telephone or by Internet by following the instructions on the proxy card or on the Voting Information Card accompanying this Proxy Statement. To vote by touchtone telephone, Shareholders can call the toll-free number 1-800-690-6903. To vote by Internet, Shareholders can access the websites www.msdwt.com or www.proxyvote.com. Telephonic and Internet voting with MSDW Trust presently are not available to Shareholders whose shares are held in street name.

     In certain instances, MSDW Trust may call Shareholders to ask if they would be willing to have their votes recorded by telephone. The telephone voting procedure is designed to authenticate Shareholders' identities, to allow Shareholders to authorize the voting of their shares in accordance with their instructions and to confirm that their instructions have been recorded properly. No recommendation will be made as to how a Shareholder should vote on any Proposal other than to refer to the recommendations of the Board. The Trust has been advised by counsel that these procedures are consistent with the requirements of applicable law. Shareholders voting by telephone in this manner will be asked for their social security number or other identifying information and will be given an opportunity to authorize proxies to vote their shares in accordance with their instructions. To ensure that the Shareholders' instructions have been recorded correctly they will receive a confirmation of their instructions in the mail. A special toll-free number set forth in the confirmation will be available in case the information contained in the confirmation is incorrect. Although a Shareholder's vote may be taken by telephone, each Shareholder will receive a copy of this Proxy Statement and may vote by mail using the enclosed proxy card or by touchtone telephone or the Internet as set forth above. The last proxy vote received in time to be voted, whether by proxy card, touchtone telephone or Internet, will be the vote that is counted and will revoke all previous votes by the Shareholder.


                            (1) ELECTION OF TRUSTEES

     The number of Trustees has been fixed by the Trustees, pursuant to the Trust's Declaration of Trust, as amended, at eight. There are presently eight Trustees, three of whom (Edwin J. Garn, Michael E. Nugent and Philip J. Purcell) are standing for election at this Meeting to serve until the year 2003 Annual Meeting, in accordance with the Trust's Declaration of Trust, as amended.

     Six of the current eight Trustees (Michael Bozic, Edwin J. Garn, Wayne E. Hedien, Manuel H. Johnson, Michael E. Nugent and John L. Schroeder) are "Independent Trustees," that is, Trustees who are not "interested persons" of the Trust, as that term is defined in the Investment Company Act of 1940, as amended (the "1940 Act"). The other two current Trustees, Charles A. Fiumefreddo and Philip J. Purcell, are "interested persons" (as that term is defined in the 1940 Act) of the Trust and MSDW Advisors and thus are not Independent Trustees. The nominees for election as Trustees of the Trust have been proposed by the Trustees now serving or, in the case of the nominees for positions as Independent Trustees, by the Independent Trustees now serving. All of the Trustees have been elected previously by the Shareholders of the Trust.

     The nominees of the Board for election as Trustees are listed below. It is the intention of the persons named in the enclosed form of proxy, unless instructed by proxy to withhold authority to vote for the nominees, to vote all validly executed proxies for the election of these nominees: Edwin J. Garn, Michael E. Nugent and Philip J. Purcell. Should any of the nominees become unable or unwilling to accept nomination or election, the persons named in the proxy will exercise their voting power in favor of such person or persons as the Board may recommend or, in the case of an Independent Trustee nominee, as the Independent Trustees of the Trust may recommend. All of the nominees have consented to being named in this Proxy Statement and to serve if elected. The Trust knows of no reason why any of said nominees would be unable or unwilling to accept nomination or election. The election of each Trustee requires the approval of a majority of the shares of the Trust represented and entitled to vote at the Meeting.

     Pursuant to the provisions of the Trust's Declaration of Trust (Section 2.2, as amended), the Trustees are divided into three separate classes, each class having a term of three years. The term of office of one of the three classes will expire each year.

     The Board previously has determined that any nominee for election as Trustee shall stand for election as Trustee and serve as Trustee in one of the three classes of Trustees as follows: Class I--Messrs. Bozic and Fiumefreddo; Class II--Messrs. Hedien, Johnson and Schroeder; and Class III--Messrs. Garn, Nugent and Purcell. Any nominee will, if elected, serve a term of up to approximately three years running for the period assigned to that class and terminating at the date of the Annual Meeting of Shareholders so designated by the Board, or any adjournment thereof. In accordance with the above, the Trustees in Class III are standing for election at this Meeting and, if elected, will serve until the year 2003 Annual Meeting, or until their successors shall have been elected and qualified. As a consequence of this method of election, the replacement of a majority of the Board could be delayed for up to two years.

     The following information regarding each of the nominees for election as Trustee, and each of the other members of the Board, includes his principal occupations and employment for at least the last five years, his age, shares of the Trust owned, if any, as of May 18, 2000 (shown in parentheses), positions with the Trust, and directorships or trusteeships in other companies which file periodic reports with the Securities and Exchange Commission, including the 95 investment companies, including the Trust, for which MSDW Advisors serves as investment manager or investment advisor (referred to herein as the "Morgan Stanley Dean Witter Funds") and the 3 investment companies, TCW/DW Term Trust 2000, TCW/DW Term Trust 2002 and TCW/DW Term Trust 2003, for which MSDW Advisors' wholly-owned subsidiary, MSDW Services, serves as manager and TCW Investment Management Company serves as investment adviser (referred to herein as the "TCW/DW Term Trusts").

     The nominees for Trustee to be elected at this Meeting are:

     EDWIN JACOB (JAKE) GARN, Trustee since January 1993*; age 67; Director or Trustee of the Morgan Stanley Dean Witter Funds and the TCW/DW Term Trusts; formerly United States Senator (R-Utah) (1974-1992) and Chairman, Senate Banking Committee (1980-1986); formerly Mayor of Salt Lake City, Utah (1971-1974); formerly Astronaut, Space Shuttle Discovery (April 12-19, 1985); Vice Chairman, Huntsman Corporation (chemical company); Director of Franklin Covey (time management systems), BMW Bank of North America, Inc. (industrial loan corporation), United Space Alliance (joint venture between Lockheed Martin and the Boeing Company) and Nuskin Asia Pacific (multilevel marketing); member of the board of various civic and charitable organizations.

     MICHAEL E. NUGENT, Trustee since July 1991*; age 64; General Partner, Triumph Capital, L.P., a private investment partnership; Chairman of the Insurance Committee and Director or Trustee of the Morgan Stanley Dean Witter Funds and the TCW/DW Term Trusts; formerly Vice President, Bankers Trust Company and BT Capital Corporation (1984-1988); director of various business organizations.

     PHILIP J. PURCELL, Trustee since April 1994*; age 56; Chairman of the Board of Directors and Chief Executive Officer of MSDW, DWR and Novus Credit Services Inc.; Director of Morgan Stanley Dean Witter Distributors Inc. ("MSDW Distributors"); Director or Trustee of the Morgan Stanley Dean Witter Funds and the TCW/DW Term Trusts; Director of American Airlines, Inc. and its parent company, AMR Corporation; Director and/or officer of various Morgan Stanley Dean Witter & Co. ("MSDW") subsidiaries.


--------------------
* This is the date the Trustee began serving the Morgan Stanley Dean Witter Funds Complex.

     The Trustees who are not standing for re-election at this Meeting are:


     MICHAEL BOZIC, Trustee of each Trust since April 1994*; age 59; Director or Trustee of the Morgan Stanley Dean Witter Funds and the TCW/DW Term Trusts; Vice Chairman of Kmart Corporation (since December 1998); formerly Chairman and Chief Executive Officer of Levitz Furniture Corporation (November 1995-November
1998); formerly President and Chief Executive Officer of Hills Department Stores (May 1991-July 1995); formerly variously Chairman, Chief Executive Officer, President and Chief Operating Officer (1987-1991) of the Sears Merchandise Group of Sears, Roebuck and Co.; Director of Weirton Steel Corporation.


     CHARLES A. FIUMEFREDDO, Trustee since July 1991*; age 67; Chairman, Director or Trustee and Chief Executive Officer of the Morgan Stanley Dean Witter Funds and the TCW/DW Term Trusts; formerly, Chairman, Chief Executive Officer and Director of MSDW Advisors, MSDW Services and MSDW Distributors, Executive Vice President of DWR, Chairman and Director of MSDW Trust and Director and/or officer of various MSDW subsidiaries (until June 1998).


     WAYNE E. HEDIEN, Trustee since September 1997*; age 66; Retired; Director or Trustee of the Morgan Stanley Dean Witter Funds and the TCW/DW Term Trusts; Director of The PMI Group, Inc. (private mortgage insurance); Trustee and Vice Chairman of The Field Museum of Natural History; formerly associated with the Allstate Companies (1966-1994), most recently as Chairman of The Allstate Corporation (March 1993-December 1994) and Chairman and Chief Executive Officer of its wholly-owned subsidiary, Allstate Insurance Company (July 1989-December
1994); director of various other business and charitable organizations.


     MANUEL H. JOHNSON, Trustee since July 1991*; age 51; Senior Partner, Johnson Smick International, Inc., a consulting firm; Co-Chairman and a founder of the Group of Seven Council (G7C), an international economic commission; Chairman of the Audit Committee and Director or Trustee of the Morgan Stanley Dean Witter Funds and the TCW/DW Term Trusts; Director of Greenwich Capital Markets, Inc. (broker-dealer) and NVR, Inc. (home construction); Chairman and Trustee of the Financial Accounting Foundation (oversight organization for the Financial Accounting Standards Board); formerly Vice Chairman of the Board of Governors of the Federal Reserve System (1986-1990) and Assistant Secretary of the U.S. Treasury (1982-1986).


     JOHN L. SCHROEDER, Trustee since April 1994*; age 69; Retired; Chairman of the Derivatives Committee and Director or Trustee of the Morgan Stanley Dean Witter Funds and the TCW/DW Term Trusts; Director of Citizens Utilities Company (telecommunications, gas, electric and water utilities company), formerly Executive Vice President and Chief Investment Officer of the Home Insurance Company (August 1991-September 1995).


     The executive officers of the Trust are: Mitchell M. Merin, President; Barry Fink, Vice President, Secretary and General Counsel; Ronald E. Robison, Vice President; Joseph J. McAlinden, Vice President; Robert S. Giambrone, Vice President; James F. Willison, Vice President; Joseph R. Arcieri, Vice President; Gerard J. Lian, Vice President; Katherine H. Stromberg, Vice President and Thomas F. Caloia, Treasurer. In addition, Marilyn K. Cranney, Natasha Kassian, Todd Lebo, LouAnne D. McInnis, Carsten Otto and Ruth Rossi serve as Assistant Secretaries of the Trust.


--------------------
* This is the date the Trustee began serving the Morgan Stanley Dean Witter Funds Complex.

     Mr. Merin is 46 years old and is currently President and Chief Operating Officer of Asset Management of MSDW (since December 1998), President, Director (since April 1997) and Chief Executive Officer (since June 1998) of MSDW Advisors and MSDW Services, Chairman, Chief Executive Officer and Director of the MSDW Distributors (since June 1998), Chairman and Chief Executive Officer (since June 1998) and Director (since January 1998) of MSDW Trust, President of the Morgan Stanley Dean Witter Funds and the TCW/DW Term Trusts (since May
1999), Trustee of various Van Kampen Investment companies (since December 1999) and Director of various other MSDW subsidiaries. Mr. Fink is 45 years old and is currently General Counsel of Asset Management of MSDW (since May 2000); Executive Vice President (since December 1999), Secretary and General Counsel (since February 1997) and Director (since July 1998) of MSDW Advisors and MSDW Services and Assistant Secretary of DWR (since August 1996); he is also Executive Vice President (since December 1999), Assistant Secretary and Assistant General Counsel of MSDW Distributors (since February 1997). He was previously Senior Vice President, Assistant Secretary and Assistant General Counsel of MSDW Advisors and MSDW Services. Mr. Robison is 61 years old and is currently Executive Vice President and Chief Administrative Officer (since September 1998) and Director (since February 1999) of MSDW Advisors and MSDW Services; prior thereto he was a Managing Director of the TCW Group, Inc. Mr. McAlinden is 57 years old and is currently Executive Vice President and Chief Investment Officer of MSDW Advisors and MSDW Services (since April 1996) and Director of MSDW Trust (since April 1996). He was previously Senior Vice President of MSDW Advisors (June 1995-April 1996) and prior thereto was a Managing Director at Dillon Read. Mr. Giambrone is 45 years old and is currently Senior Vice President of MSDW Advisors, MSDW Services, MSDW Distributors and MSDW Trust (since August 1995) and Director of MSDW Trust (since April 1996). He was formerly a partner of KPMG Peat Marwick, LLP. Mr. Caloia is 54 years old and is currently First Vice President and Assistant Treasurer of MSDW Advisors and MSDW Services. Mr. Willison is 56 years old and is currently Senior Vice President and Director of the Tax-Exempt Fixed Income Group of MSDW Advisors. Mr. Arcieri is 51 years old and is currently Senior Vice President of MSDW Advisors. Mr. Lian is 45 years old and is currently Vice President of MSDW Advisors. Ms. Stromberg is 51 years old and is currently Senior Vice President of MSDW Advisors. Other than Messrs. Robison, McAlinden and Giambrone, each of the above officers has been an employee of MSDW Advisors or its affiliates for over five years.


THE BOARD OF TRUSTEES, THE INDEPENDENT TRUSTEES, AND THE COMMITTEES


     The Board of Trustees currently consists of eight (8) trustees. These same individuals also serve as directors or trustees for all of the Morgan Stanley Dean Witter Funds, and are referred to in this section as Trustees. As of the date of this Proxy Statement, there are a total of 95 Morgan Stanley Dean Witter Funds, comprised of 131 portfolios. As of March 31, 2000, the Morgan Stanley Dean Witter Funds had total net assets of approximately $142.9 billion and more than six million shareholders.

     Six Trustees (75% of the total number) have no affiliation or business connection with MSDW Advisors or any of its affiliated persons and do not own any stock or other securities issued by MSDW Advisors' parent company, MSDW. These are the "disinterested" or "independent" Trustees.

     Law and regulation establish both general guidelines and specific duties for the Independent Trustees. The Morgan Stanley Dean Witter Funds seek as Independent Trustees individuals of distinction and experience in business and finance, government service or academia; these are people whose advice and counsel are in demand by others and for whom there is often competition. To accept a position on the Funds' Boards, such individuals may reject other attractive assignments because the Funds make substantial demands on their time. All of the Independent Trustees serve as members of the Audit Committee. In addition, three of the Trustees, including two Independent Trustees, also serve as members of the Derivatives Committee and the Insurance Committee. The Trusts do not have any nominating or compensation committees.

     The Independent Trustees are charged with recommending to the full Board approval of management, advisory and administration contracts, and distribution and underwriting agreements; continually reviewing Fund performance; checking on the pricing of portfolio securities, brokerage commissions, transfer agent costs and performance, and trading among Funds in the same complex; and approving fidelity bond and related insurance coverage and allocations, as well as other matters that arise from time to time.

     The Audit Committee is charged with recommending to the full Board the engagement or discharge of the Trust's independent accountants; directing investigations into matters within the scope of the independent accountants' duties, including the power to retain outside specialists; reviewing with the independent accountants the audit plan and results of the auditing engagement; approving professional services provided by the independent accountants and other accounting firms prior to the performance of such services; reviewing the independence of the independent accountants; considering the range of audit and non-audit fees and reviewing the adequacy of the Trust's system of internal controls.

     The Board of the Trust has formed a Derivatives Committee to approve parameters for and monitor the activities of the Trust with respect to derivative investments, if any, made by the Trust. Finally, the Board of the Trust has formed an Insurance Committee to review and monitor the insurance coverage maintained by the Trust.

     For the fiscal year ended August 31, 1999, the Board of Trustees of the Trust held 8 meetings, and the Audit Committee, the Independent Trustees, the Derivatives Committee and the Insurance Committee of the Trust held 3, 8, 5 and 3 meetings, respectively. No trustee attended fewer than 75% of the meetings of the Board of Trustees, the Audit Committee, the Independent Trustees, the Derivatives Committee or the Insurance Committee held while he served in such positions.


ADVANTAGES OF HAVING SAME INDIVIDUALS AS INDEPENDENT TRUSTEES FOR ALL MORGAN STANLEY DEAN WITTER FUNDS

     The Independent Trustees and the Funds' management believe that having the same Independent Trustees for each of the Morgan Stanley Dean Witter Funds avoids the duplication of effort that would arise from having different groups of individuals serving as Independent Trustees for each of the Funds or even of sub-groups of Funds. They believe that having the same individuals serve as Independent Trustees of all the Funds tends to increase their knowledge and expertise regarding matters which affect the Fund complex generally and enhances their ability to negotiate on behalf of each Fund with the Fund's service providers. This arrangement also precludes the possibility of separate groups of Independent Trustees arriving at conflicting decisions regarding operations and management of the Funds and avoids the cost and confusion that would likely ensue. Finally, having the same Independent Trustees serve on all Fund Boards enhances the ability of each Fund to obtain, at modest cost to each separate Fund, the services of Independent Trustees of the caliber, experience and business acumen of the individuals who serve as Independent Trustees of the Morgan Stanley Dean Witter Funds.

SHARE OWNERSHIP BY TRUSTEES

     The Trustees have adopted a policy pursuant to which each Trustee and/or his or her spouse is required to invest at least $25,000 in any of the Funds in the Morgan Stanley Dean Witter Funds complex on whose boards the Trustee serves. In addition, the policy contemplates that the Trustees will, over time, increase their aggregate investment in the Funds above the $25,000 minimum requirement. The Trustees may allocate their investments among specific Funds in any manner they determine is appropriate based on their individual investment objectives. As of the date of this Proxy Statement, each Trustee is in compliance with the policy. Any future Trustee will be given a one year period following his or her election within which to comply with the foregoing. As of March 31, 2000, the total value of the investments by the Trustees and/or their spouses in shares of the Morgan Stanley Dean Witter Funds was approximately $42 million.

     As of the Record Date for this Meeting, the aggregate number of shares of beneficial interest of the Trust owned by the Trust's officers and Trustees as a group was less than 1 percent of the Trust's shares of beneficial interest outstanding.


COMPENSATION OF INDEPENDENT TRUSTEES

     The Trust pays each Independent Trustee an annual fee of $800 plus a per meeting fee of $50 for meetings of the Board of Trustees, the Independent Trustees or committees of the Board of Trustees attended by the Trustee (the Trust pays the Chairman of the Audit Committee an additional annual fee of $750 and the Chairmen of the Derivatives and Insurance Committees additional annual fees of $500). If a Board meeting and a meeting of the Independent Trustees or a Committee meeting, or a meeting of the Independent Trustees and/or more than one Committee meeting, take place on a single day, the Trustees are paid a single meeting fee by the Trust. The Trust also reimburses such Trustees for travel and other out-of-pocket expenses incurred by them in connection with attending such meetings. Trustees and officers of the Trust who are or have been employed by the Investment Advisor or an affiliated company receive no compensation or expense reimbursement from the Trust for their services as Trustee.

     The following table illustrates the compensation paid to the Trust's Independent Trustees by the Trust for the fiscal year ended August 31, 1999.


                               TRUST COMPENSATION


                                                 AGGREGATE
                                                COMPENSATION
NAME OF INDEPENDENT TRUSTEE                    FROM THE TRUST
-------------------------------               ----------------
Michael Bozic .............................        $1,450
Edwin J. Garn .............................         1,600
Wayne E. Hedien ...........................         1,650
Dr. Manuel H. Johnson .....................         1,913
Michael E. Nugent .........................         1,808
John L. Schroeder .........................         1,808


     The following table illustrates the compensation paid to the Trust's Independent Trustees for the calendar year ended December 31, 1999 for services to the 93 Morgan Stanley Dean Witter Funds that were in operation at December 31, 1999.


            CASH COMPENSATION FROM MORGAN STANLEY DEAN WITTER FUNDS


                                                 TOTAL CASH
                                                COMPENSATION
                                               FOR SERVICES TO
                                              93 MORGAN STANLEY
NAME OF INDEPENDENT TRUSTEE                   DEAN WITTER FUNDS
-----------------------------                ------------------
Michael Bozic ............................        $134,600
Edwin J. Garn ............................         138,700
Wayne E. Hedien ..........................         138,700
Manuel H. Johnson ........................         208,638
Michael E. Nugent ........................         193,324
John L. Schroeder ........................         193,324

     As of the date of this Proxy Statement, 55 of the Morgan Stanley Dean Witter Funds, not including the Trust, have adopted a retirement program under which an Independent Trustee who retires after serving for at least five years (or such lesser period as may be determined by the Board) as an Independent Director or Trustee of any Morgan Stanley Dean Witter Fund that has adopted the retirement program (each such Fund referred to as an "Adopting Fund" and each such Trustee referred to as an "Eligible Trustee") is entitled to retirement payments upon reaching the eligible retirement age (normally, after attaining age 72). Annual payments are based upon length of service. Currently, upon retirement, each Eligible Trustee is entitled to receive from the Adopting Fund, commencing as of his or her retirement date and continuing for the remainder of his or her life, an annual retirement benefit (the "Regular Benefit") equal to 30.22% of his or her Eligible Compensation plus 0.5036667% of such Eligible Compensation for each full month of service as an Independent Director or Trustee of any Adopting Fund in excess of five years up to a maximum of 60.44% after ten years of service. The foregoing percentages may be changed by the Board.(1) "Eligible Compensation" is one-fifth of the total compensation earned by such Eligible Trustee for service to the Adopting Fund in the five year period prior to the date of the Eligible Trustee's retirement. Benefits under the retirement program are not secured or funded by the Adopting Funds.


     The following table illustrates the retirement benefits accrued to the Trust's Independent Trustees by the 55 Morgan Stanley Dean Witter Funds (not including the Trust) for the calendar year ended December 31, 1999, and the estimated retirement benefits for the Trust's Independent Trustees, to commence upon their retirement from the 55 Morgan Stanley Dean Witter Funds as of December 31, 1999.



         RETIREMENT BENEFITS FROM THE MORGAN STANLEY DEAN WITTER FUNDS




                                       FOR ALL ADOPTING FUNDS
                                  ---------------------------------
                                     ESTIMATED                          RETIREMENT
                                      CREDITED                           BENEFITS
                                       YEARS           ESTIMATED        ACCRUED AS        ESTIMATED ANNUAL
                                   OF SERVICE AT     PERCENTAGE OF      EXPENSES BY         BENEFITS UPON
                                     RETIREMENT         ELIGIBLE       ALL ADOPTING        RETIREMENT FROM
NAME OF INDEPENDENT TRUSTEE         (MAXIMUM 10)      COMPENSATION         FUNDS        ALL ADOPTING FUNDS(2)
-------------------------------   ---------------   ---------------   --------------   ----------------------
Michael Bozic .................          10               60.44%          $20,933              $50,588
Edwin J. Garn .................          10               60.44            31,737               50,675
Wayne E. Hedien ...............           9               51.37            39,566               43,000
Dr. Manuel H. Johnson .........          10               60.44            13,129               75,520
Michael E. Nugent .............          10               60.44            23,175               67,209
John L. Schroeder .............           8               50.37            41,558               52,994

--------------------
(1) An Eligible Trustee may elect alternate payments of his or her retirement benefits based upon the combined life expectancy of such Eligible Trustee and his or her spouse on the date of such Eligible Trustee's retirement. The amount estimated to be payable under this method, through the remainder of the later of the lives of such Eligible Trustee and spouse, will be the actuarial equivalent of the Regular Benefit. In addition, the Eligible Trustee may elect that the surviving spouse's periodic payment of benefits will be equal to a lower percentage of the periodic amount when both spouses were alive. The amount estimated to be payable under this method, through the remainder of the later of the lives of the Eligible Trustee and spouse, will be the actuarial equivalent of the Regular Benefit.

(2) Based on current levels of compensation. Amount of annual benefits also varies depending on the Trustee's elections described in Footnote (1) above.

     THE BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE ELECTION OF EACH OF THE TRUSTEES NOMINATED FOR ELECTION.

THE INVESTMENT ADVISOR

     Morgan Stanley Dean Witter Advisors Inc. currently serves as the Trust's investment advisor pursuant to an investment advisory agreement. MSDW Advisors maintains its offices at Two World Trade Center, New York, New York 10048. MSDW Advisors, which was incorporated in July 1992, under the name Dean Witter InterCapital Inc., changed its name to Morgan Stanley Dean Witter Advisors on June 22, 1998. MSDW Advisors is a wholly-owned subsidiary of MSDW, a preeminent global financial services firm that maintains leading market positions in each of its three primary businesses--securities, asset management and credit services.

     The Principal Executive Officer and Directors of MSDW Advisors are Mitchell M. Merin, President and Chief Executive Officer, Ronald E. Robison, Executive Vice President and Chief Administrative Officer and Barry Fink, Executive Vice President, Secretary and General Counsel. The principal occupations of Messrs. Merin, Robison and Fink are described under the section "Election of Trustees." The business address of the Executive Officer and other Directors is Two World Trade Center, New York, New York 10048.

     MSDW has offices at 1585 Broadway, New York, New York 10036. There are various lawsuits pending against MSDW involving material amounts which, in the opinion of its management, will be resolved with no material effect on the consolidated financial position of the company.

     MSDW Advisors and its wholly-owned subsidiary, MSDW Services, serve in various investment management, advisory, management and administrative capacities to investment companies and pension plans and other institutional and individual investors.

     MSDW Advisor's wholly-owned subsidiary, MSDW Services, pursuant to an Administration Agreement with the Trust, serves as the Administrator of the Trust. The address of MSDW Services is that of MSDW Advisors set forth above.


     (2) SHAREHOLDER PROPOSAL TO AMEND THE TRUST'S DECLARATION OF TRUST TO REQUIRE EACH TRUSTEE, WITHIN THIRTY DAYS OF ELECTION, TO BECOME
                           A SHAREHOLDER OF THE TRUST

     The Trust has been informed by Edwin S. Mullett, 1420 Fern Court, Vero Beach, Florida 32963-4009, a shareholder of record who owned approximately 6,349.5 shares at May 18, 2000 and Carol W. Mullett, a shareholder of record residing at the same address who owned approximately 3,809.7 shares at May 18, 2000 (together with Edwin J. Mullett, the "Proponents"), that they intend to submit the following proposal at the Meeting:

     "RESOLVED, that the Declaration of Trust be amended to require that each Trustee, within 30 days of election, will become a shareholder of the Trust."

     The Proponents have requested that the following statement be included in support of their proposal:

        Surely the Trustees could better understand and represent our interests if they were shareholders themselves. You would think they would want to share the risks and rewards of our investment. But not one of the Trustees owns a single share of our Trust! In fact, no Trustee has EVER been a shareholder!

        You can read below a litany of excuses seeking to convince you that somehow you are better off because the Trustees REFUSE to invest in our Trust. Let's look at their excuses: we call them the THREE LITTLE FIGS.

        Fig Leaf #1 -- "The Trustees have adopted a policy" which requires "each Trustee . . . to invest at least $25,000 in any of the Funds." But they are determined to avoid owning even one share in our Trust. And, believe-it-or-not, the Trustees can meet their requirement with a money market fund! This is the scantiest of the fig leaves.

        Fig Leaf #2 -- "The Trust's objectives and policies may not be appropriate for a Trustee". I guess this means that what's good for us isn't good for them. Aw, come on guys -- you can meet our proposed requirement by just saying "Yes" (see below).

        Fig Leaf #3 -- "Any policy which requires the Trustees to own shares of a specific Fund . . . could logically be extended to all Funds". This excuse is pure smoke since our proposal applies only to this Trust and has no application to any other company. Will logic oblige the Trustees to invest in all the Funds if our proposal passes? The Chairman refuses to answer this question -- impaled on a fig leaf?

        The Trustees complain about the proxy costs imposed on the Trust by our proposal. They don't tell you that we have offered to GIVE shares to each Trustee and withdraw our proposal. Through their attorney they declined this offer.

        The Trustees ballyhoo their Share Ownership Policy. They don't tell you that before our proposal they had NO share ownership policy.

        The Trustees argue that our proposals have not been successful. They don't tell you that on several occasions these proposals have been approved by overwhelming majorities of from 6 to 1 to over 8 to 1 but failed only because they narrowly missed quorums.

        The Trustees belittle our proposal ("defies logic") and state "there can no longer be any reasonable expectation" it will pass. They don't tell you that last year it received over 45% of the votes for and against.

        We respectfully ask you to support our proposal and send this message to the Trustees -- we want you to join us as shareholders.

     THE BOARD OF TRUSTEES UNANIMOUSLY RECOMMENDS THAT YOU VOTE AGAINST THE SHAREHOLDER PROPOSAL.


RECOMMENDATION OF THE BOARD OF TRUSTEES

     This is the 29th time this or any similar proposal by the Proponents has been made to the Shareholders of this Trust, to the shareholders of other Trusts in the Morgan Stanley Dean Witter complex of Mutual Funds by either of the Proponents, or by the Proponents jointly, as well as to shareholders of the TCW/DW Term Trusts by either of the Proponents, or by the Proponents jointly. THESE PROPOSALS HAVE NEVER BEEN SUCCESSFUL. Each time the Trustees determined to oppose the proposal, as in their view it was not in the best interests of the shareholders of the Trusts. The Trustees continue to adhere to this view.

     The Trustees have already adopted a share ownership proposal, which is consistent with the recommendations made by the Investment Company Institute Advisory Group on Best Practices for Fund Directors.

     Under the share ownership policy, the Trustees have invested over $42 million in the Morgan Stanley Dean Witter complex of Funds, and each of the Trustees is in full compliance with the Morgan Stanley Dean Witter Funds' share ownership policy without considering any investments in money market funds.

     The Proponents ridicule the Trust share ownership policy, but fail to explain how the investment of approximately $10.00 in this Trust would achieve the benefits they claim this proposal will achieve for Shareholders. Nor do they tell you about the additional proxy costs imposed upon the Trust and upon you, the Shareholders, whose interest they purport to represent, each time their proposal is submitted to Shareholders.

     They also do not tell you that either of the Proponents, or both of them, have made the same proposal in proxies of this Trust and other Trusts in the Morgan Stanley Dean Witter complex, as well as in proxies of the TCW/DW Term Trusts, a total of 29 TIMES. NONE OF THESE PROPOSALS HAS BEEN SUCCESSFUL.

     The Proponents state a percentage they claim represents the support their proposal received at the Trust's previous annual meeting. That percentage does not give an accurate picture of the complete vote, which we are showing here. Of the 6,261,086 total outstanding shares of the Trust, 1,356,322 shares (21.7%) voted in favor of the Proposal, 1,631,956 shares (26.1%) voted against the Proposal and 302,784 shares (4.8%) abstained.

     THE TRUSTEES ONCE AGAIN URGE YOU TO DEFEAT THIS PROPOSAL. Why this proposal is in anyone's interest, especially given the share ownership policy currently in effect, defies logic. The reasons for the Trustees' decision are reiterated below.


THE SHARE OWNERSHIP POLICY

     Each Trustee and/or his spouse is required to invest at least $25,000 in any of the Funds in the Morgan Stanley Dean Witter complex, including this Trust, on whose Board the Trustee serves.

     In addition, the policy contemplates that the Trustees will over time increase their aggregate investment in Funds above the $25,000 minimum requirement. The Trustees may allocate their investments among specific Funds in any amount that they determine is appropriate based on their individual investment objectives, the same right held by each individual shareholder.

     As of the date of this proxy statement, each Trustee is in compliance with the policy. As of March 31, 2000, the total value of shares of Morgan Stanley Dean Witter Funds owned by the Trustees and/or their spouses was approximately $42 million. This policy is precisely in line with the recommendations of the Advisory Group on Best Practices for Fund Directors described below.


REASONS FOR OPPOSING THE SHAREHOLDER PROPOSAL

     The share ownership policy requires the Trustees to make a significant investment in the Funds in the Morgan Stanley Dean Witter complex, which includes the Trust, while allowing the Trustees to select the specific Funds that meet their own individual investment needs. As stated in the four previous years' proxy statements, the Trustees believe it is not necessary to own shares of any particular Trust to act in the best interests of Shareholders and that they can carry out their duties and functions diligently and effectively with or without owning shares of the Trust. Further, it is reasonable to permit the Trustees to invest in those Funds that best meet their personal financial objectives. In addition, because the Trust's objectives and policies may not be appropriate for a Trustee's individual financial circumstances, the Trust could be inhibited in its ability to attract Trustees if the available pool is limited to those whose personal financial needs are met by the Trust's objectives and policies.

     On June 24, 1999, the Investment Company Institute (the national association of the American investment company industry) publicly released the recommendations of the Report of the Advisory Group on Best Practices for Fund Directors. One of those recommendations is that "investment company boards adopt a policy that requires fund directors to invest in one or more of the funds [in a complex] on whose boards they serve." This is precisely what the Trustees have had in effect for the past several years. The objectives of the recommended policy are to enable directors to better serve the interests of fund shareholders (i) since share ownership helps align the interests of directors with those of shareholders in a complex, and (ii) the directors should better understand the quality of shareholder services provided by the fund group if they experience those services first hand. The Advisory Group decided not to recommend a policy requiring directors to invest in every fund on whose board they serve since that could result "in de minimis investments in each fund [in the complex] and would not be likely to serve the [foregoing] objectives to any greater extent than requiring ownership of shares of some of the funds." Currently, there are approximately 131 investment portfolios in the Morgan Stanley Dean Witter Fund complex.

     The Trustees continue to believe that any policy requiring the Trustees to own shares of a specific Fund for which they serve as Trustees, without regard to their own respective investment objectives, could logically be extended to all the Funds in the Morgan Stanley Dean Witter complex. The Trustees believe that such a complex-wide share ownership requirement would be impractical and undesirable because it could make it more difficult to maintain the same board of directors for all the Funds given the large number of Funds in the complex. The Advisory Group specifically recommended that all fund complexes with any substantial number of funds generally adopt either a unitary or cluster board structure. The Trustees believe that having the same Trustees for each of the Morgan Stanley Dean Witter Funds is in the best interests of all the Fund's shareholders for several reasons. First, a common board enhances the ability of each Fund to obtain, at modest cost to each separate Fund, the services of high caliber Trustees. Separate boards for individual Morgan Stanley Dean Witter Funds would result in operational inefficiencies and increased costs to you, the Shareholders. In addition, having a common board avoids the duplication of effort that would arise from having different groups of individuals serving as Trustees for each of the Funds and avoids the cost and confusion that may arise from different conclusions being reached by different boards on the same operations and management issues. Finally, serving as Trustees of all Funds tends to increase a Trustee's knowledge and expertise regarding matters which affect all the Funds in the complex and enhances the ability to negotiate on behalf of each Fund with the Fund's service providers.

     FOR THE REASONS STATED ABOVE AND IN LIGHT OF THE FACT THAT THEY HAVE ADOPTED THE SHARE OWNERSHIP POLICY DESCRIBED ABOVE, THE TRUSTEES UNANIMOUSLY RECOMMEND THAT SHAREHOLDERS VOTE AGAINST THE SHAREHOLDER PROPOSAL.

     The affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote at the Meeting is required for the approval of the shareholder proposal.


                             ADDITIONAL INFORMATION

     In the event that the necessary quorum to transact business or the vote required to approve or reject any proposal is not obtained at the Meeting, the persons named as proxies may propose one or more adjournments of the Meeting to permit further solicitation of proxies. Any such adjournment will require the affirmative vote of the holders of a majority of the Trust's shares present in person or by proxy at the Meeting. The persons named as proxies will vote in favor of such adjournment those proxies which have been received by the date of the Meeting.

     Abstentions and, if applicable, broker "non-votes" will not count as votes in favor of any of the proposals, and broker "non-votes" will not be deemed to be present at the Meeting for purposes of determining whether a particular proposal to be voted upon has been approved. Broker "non-votes" are shares held in street name for which the broker indicates that instructions have not been received from the beneficial owners or other persons entitled to vote and for which the broker does not have discretionary voting authority.

                              SHAREHOLDER PROPOSALS

     Proposals of security holders intended to be presented at the next Annual Meeting of Shareholders must be received no later than January 31, 2001 for inclusion in the proxy statement for that meeting. The mere submission of a proposal does not guarantee its inclusion in the proxy materials or its presentation at the meeting. Certain rules under the federal securities laws must be met.


             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     The following persons are "reporting persons" of MIT III under Section 16 of the Securities Exchange Act of 1934 and had not previously filed an "Initial Statement of Beneficial Ownership of Securities" on Form 3: Mitchell M. Merin, Ronald E. Robison, Joseph J. McAlinden, Edwin J. Garn, Manuel H. Johnson, Michael E. Nugent, Wayne E. Hedien, Barry Fink and James F. Willison. None of the above reporting persons has ever held any shares of the Trust.


                             REPORTS TO SHAREHOLDERS

     THE TRUST'S MOST RECENT ANNUAL REPORT, FOR THE FISCAL YEAR ENDED AUGUST 31, 1999 AND THE MOST RECENT SEMI-ANNUAL REPORT SUCCEEDING THE ANNUAL REPORT, HAVE BEEN PREVIOUSLY SENT TO SHAREHOLDERS AND ARE AVAILABLE WITHOUT CHARGE UPON REQUEST FROM NINA WESSEL AT MORGAN STANLEY DEAN WITTER TRUST FSB, HARBORSIDE FINANCIAL CENTER, PLAZA TWO, JERSEY CITY, NEW JERSEY 07311 (TELEPHONE 1-800-869-NEWS) (TOLL-FREE).


                           INTEREST OF CERTAIN PERSONS

     MSDW, MSDW Advisors, DWR, MSDW Services, and certain of their respective Directors, Officers, and employees, including persons who are Trustees or Officers of the Trust, may be deemed to have an interest in certain of the proposals described in this Proxy Statement to the extent that certain of such companies and their affiliates have contractual and other arrangements, described elsewhere in this Proxy Statement, pursuant to which they are paid fees by the Trust, and certain of those individuals are compensated for performing services relating to the Trust and may also own shares of MSDW. Such companies and persons may thus be deemed to derive benefits from the approvals by Shareholders of such proposals.


                                 OTHER BUSINESS

     The management of the Trust knows of no other matters which may be presented at the Meeting. However, if any matters not now known properly come before the Meeting, it is intended that the persons named in the attached form of proxy, or their substitutes, to vote all shares that they are entitled to vote on any such matter, utilizing such proxy in accordance with their best judgment on such matters.


                                      By Order of the Board of Trustees

                                      BARRY FINK
                                      Secretary

              MORGAN STANLEY DEAN WITTER MUNICIPAL INCOME TRUST III

                                      PROXY

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES


The undersigned hereby appoints Ronald E. Robison, Barry Fink, and Joseph J. McAlinden, or any of them, proxies, each with the power of substitution, to vote on behalf of the undersigned at the Annual Meeting of Shareholders of Morgan Stanley Dean Witter Municipal Income Trust III on July 26, 2000, at 9:00 a.m., New York City time, and at any adjournment thereof, on the proposals set forth in the Notice of Meeting dated May 24, 2000 as follows:


                          (Continued on reverse side)

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE TRUSTEES AND "AGAINST" PROPOSAL 2 SET FORTH ON THE REVERSE HEREOF AS RECOMMENDED BY THE BOARD OF TRUSTEES.

      IMPORTANT -- THIS PROXY MUST BE SIGNED AND DATED ON THE REVERSE SIDE.

--------------------------------------------------------------------------------



TO VOTE BY MAIL, PLEASE COMPLETE AND RETURN THIS CARD                      PLEASE MARK VOTES AS
YOU ALSO MAY VOTE A PROXY BY TOUCH-TONE PHONE OR BY INTERNET               IN THE EXAMPLE USING    [X]
(SEE ENCLOSED VOTING INFORMATION CARD OR INFORMATION BELOW                 BLACK OR BLUE  INK
FOR FURTHER INSTRUCTIONS)


                                                                      FOR ALL
                                           FOR        WITHHOLD        EXCEPT
1. Election of three (3) Trustees:         [ ]          [ ]             [ ]
   (NOTE:  THE TRUSTEES RECOMMEND A VOTE
   FOR THE TRUSTEES LISTED BELOW)


   01. Edwin J. Garn      02. Michael E. Nugent       03. Philip J. Purcell


2. Shareholder Proposal.                   FOR        AGAINST        ABSTAIN
   (NOTE:  THE TRUSTEES RECOMMEND A VOTE   [ ]          [ ]            [ ]
   AGAINST THIS PROPOSAL)



   If you wish to withhold authority for any particular nominee, mark the "For All Except" Box and strike a line through the nominee's name.

Please make sure to sign and date this Proxy using black or blue ink. If the shares are registered in more than one name, each joint owner or each fiduciary should sign personally. Only authorized officers should sign for corporations.


Date
    ----------------------------------------------------------------------------


--------------------------------------------------------------------------------
                        Shareholder sign in the box above


--------------------------------------------------------------------------------
                     Co-Owner (if any) sign in the box above

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

   -   -    PLEASE FOLD AND DETACH AT PERFORATION ALONG DOTTED LINES     -   -


                           MORGAN STANLEY DEAN WITTER
                           MUNICIPAL INCOME TRUST III


                                    IMPORTANT

              USE ONE OF THESE THREE EASY WAYS TO VOTE YOUR PROXY


 1. BY MAIL. PLEASE DATE, SIGN AND RETURN THE ABOVE PROXY CARD IN THE ENCLOSED POSTAGE PAID ENVELOPE.

 2. BY INTERNET. HAVE YOUR PROXY CARD AT HAND. GO TO THE "VOTE YOUR PROXY HERE" LINK ON THE WEBSITE WWW.MSDWT.COM OR WWW.PROXYVOTE.COM. ENTER YOUR
    12-DIGIT CONTROL NUMBER LOCATED ON THE PROXY CARD AND FOLLOW THE SIMPLE INSTRUCTIONS.

3. BY TELEPHONE. HAVE YOUR PROXY CARD AT HAND. CALL 1-800-690-6903 ON A TOUCH-TONE PHONE. ENTER YOUR 12-DIGIT CONTROL NUMBER LOCATED ON THE PROXY CARD AND FOLLOW THE SIMPLE RECORDED INSTRUCTIONS.


PRX 00129

              MORGAN STANLEY DEAN WITTER MUNICIPAL INCOME TRUST III



                                                                   May 26, 2000


DEAR FUND SHAREHOLDER:


     The Annual Meeting of the Morgan Stanley Dean Witter Municipal Income Trust III will be held at Conference Room A, 44th floor, 2 World Trade Center, New York, NY on Wednesday, July 26, 2000 at 9:00 a.m.


     At this year's Meeting, shareholders will be asked to elect three Trustees to serve until 2003 and to consider a shareholder proposal submitted by Edwin and Carol Mullett, which would require all Fund trustees to own shares in the Fund. This is the fifth consecutive year in which Mr. and Mrs. Mullett have submitted this proposal to the Fund, and they have submitted a similar proposal to the shareholders of other Morgan Stanley Dean Witter Funds, all for a total of 29 times. None of these proposals has been successful.


     YOUR BOARD STRONGLY RECOMMENDS THAT YOU VOTE AGAINST MR. AND MRS. MULLETT'S PROPOSAL ON THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE POSTAGE-PAID ENVELOPE PROVIDED.


     We strongly oppose the shareholder proposal for the following reasons:


     o Morgan Stanley Dean Witter's Share Ownership Policy requires each
       Trustee and/or his or her spouse to invest at least $25,000 in any of the funds in the entire MSDW family of funds, choosing those which best fit each Trustees' personal investment goals and objectives -- as any shareholder would.


     o This Policy is consistent with the recommendation made by the Investment Company Institute Advisory Group on Best Practices for Fund Directors.


     o Each Trustee is in full compliance with the Policy. In fact, the total aggregate value of the shares of all MSDW Funds owned by the Fund Trustees as of March 31, 2000 was $42 million. Clearly, these Trustees share an investment risk with all the other shareholders in the MSDW family of funds.


     As a result, we fail to see how the shareholder proposal is in the best interests of the Fund or its shareholders. All of these points are discussed in more detail in the enclosed proxy statement which we encourage you to read carefully.


     You should have recently received a letter from Mr. and Mrs. Mullett, which was mailed to you by the Fund in accordance with the proxy solicitation rules. The Mullett letter outlines their grievances with the Fund in an attempt to have you vote in favor of their proposal.

     We strongly believe the Mullett letter contains a number of inaccuracies and misleading statements, particularly with respect to compliance with SEC regulations and proper voting procedures.


     We'd like to quickly set the record straight, clearly and unequivocally:


     o This proxy statement and all other proxy statements prepared for the Fund have always been in complete compliance with all applicable proxy, SEC, and Investment Company Act rules -- and no regulatory body has ever advised the Fund and/or the Trustees to the contrary.


     o The Fund's voting procedures have never changed since its inception in 1989, and are in accordance with all applicable rules of the New York Stock Exchange, the governing body that determines the voting requirements for each proposal.


     The Fund's voting procedures are fully described in the proxy statement.


     Mr. and Mrs. Mullett attack the Fund's performance and make inappropriate comparisons between the Fund and manufacturing companies. They do not bother to tell you that other closed-end municipal bond funds in the Fund's peer group also posted similar total return performance due to the overall decline in municipal bond yields in relation to U.S. Treasury securities. As interest rates over the past two years increased, overall bond prices declined and this interest rate environment affected municipal bond funds across the board. The Fund's investment objective is, and always has been, to provide shareholders with current income exempt from federal income tax. The Fund has provided shareholders with competitive current income in changing interest rate environments and will continue to work towards this objective.


     Your vote is important. Please take a moment to complete the enclosed proxy card. Your Trustees urge you to vote FOR the election of Trustees and AGAINST the shareholder proposal. If you have questions about the Fund or voting your shares please telephone MacKenzie Partners, Inc., toll-free at
(800) 322-2885.


     We appreciate your support of the Fund and its Trustees.


                                      On behalf of the Board of Trustees,


                                      Sincerely,

                                      /s/ CHARLES A. FIUMEFREDDO



                                      CHARLES A. FIUMEFREDDO
                                      Chairman

-------------------------------------------------------------------------------

MORGAN STANLEY DEAN WITTER FUNDS
-------------------------------------------------------------------------------

     OFFERS TWO NEW WAYS TO VOTE YOUR PROXY
     24 HOURS A DAY, 7 DAYS A WEEK

     You can now vote your proxy in a matter of minutes with the ease and convenience of the Internet or the telephone. You may still vote by mail. But remember, if you are voting by Internet or telephone, do not mail the proxy.

     TO VOTE BY INTERNET:

     1. Read the enclosed Proxy Statement and have your Proxy Card available.
     2. Go to the "Proxy Voting" link on www.msdwt.com or to website www.proxyvote.com.
     3. Enter the 12-digit Control Number found on your Proxy Card.
     4. Follow the simple instructions.

     TO VOTE BY TELEPHONE:

     1. Read the enclosed Proxy Statement and have your Proxy Card available.
     2. Call toll-free 1-800-690-6903.
     3. Enter the 12-digit Control Number found on your Proxy Card.
     4. Follow the simple recorded instructions.

                                                  Your Proxy Vote is Important!
                                           Thank You for Submitting Your Proxy.

-------------------------------------------------------------------------------